UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

ACHIEVE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19820 North Creek Parkway Bothell, Washington	98011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 686-1500

OncoGenex Pharmaceuticals, Inc.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 1, 2017, Achieve Life Sciences, Inc., formerly known as “OncoGenex Pharmaceuticals, Inc.” (the “Company”), completed its business combination with what was then known as “Achieve Life Science, Inc.” (“Achieve”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 5, 2017, by and among the Company, Ash Acquisition Sub, Inc. (“Merger Sub 1”), Ash Acquisition Sub 2, Inc. (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), and Achieve (the “Merger Agreement”), pursuant to which Merger Sub 1 merged with and into Achieve (the “First Merger”), with Achieve becoming a wholly-owned subsidiary of the Company and the surviving corporation of the First Merger (the “Initial Surviving Corporation”) and promptly following the First Merger, the Initial Surviving Corporation merged with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Merger”) with Merger Sub 2 continuing as the surviving entity in the Second Merger as a direct wholly owned subsidiary of the Company. Following the completion of the Merger, the business conducted by the Company became focused on the clinical and commercial development of cytisine, a selective nicotine receptor partial agonist currently in development for smoking cessation.

Upon completion of the First Merger, each outstanding share of Achieve common stock was converted into the right to receive approximately 359.3053 shares of common stock of the Company (after giving effect to the Reverse Stock Split described below). Immediately following the effective time of the Merger, former equityholders of the Company held approximately 25% of the outstanding capital stock of the Company on a fully diluted basis, and the former Achieve stockholders held approximately 75% of the outstanding capital stock of the Company on a fully diluted basis.

Also on August 1, 2017, prior to the completion of the Merger, the Company effected a 1-for-11 reverse stock split of its common stock (the “Reverse Stock Split”) and changed its name to “Achieve Life Sciences, Inc.”

The Company’s shares of common stock listed on The NASDAQ Capital Market will commenced trading on The NASDAQ Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “ACHV” on Thursday, August 3, 2017. The Company’s common stock has a new CUSIP number: 004468 104.

The Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

As further described under Items 2.01 and 5.03, the Company filed on August 1, 2017, a certificate of amendment to its second amended and restated certificate of incorporation, effecting the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split were reduced into a smaller number of shares, such that every 11 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock. The Reverse Stock Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise were entitled to receive fractional shares because they held a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share was to be reclassified, are entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on The NASDAQ Capital Market on August 1, 2017.

Item 4.01	Change in Registrant’s Certifying Accountant.

On August 1, 2017, the Company dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm and appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm for the year ended December 31, 2017, both effective immediately. The Audit Committee of the board of directors of the Company (the “Board”) approved the dismissal of EY and the appointment of PwC.

The reports of EY on the OncoGenex Pharmaceuticals, Inc.’s financial statements for each of the fiscal years ended December 31, 2016 and December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and December 31, 2015, and the subsequent interim period through August 1, 2017, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference thereto in their reports on the financial statements for such years.

The Company provided EY with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that EY furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements contained herein. A copy of EY’s letter, dated August 2, 2017, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2016 and December 31, 2015, and the interim period through August 1, 2017, neither the Company, nor anyone acting on its behalf, consulted with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and PwC did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant

The disclosures set forth in Item 2.01 regarding the Merger and the disclosures set forth in Item 5.02 regarding the Company’s Board and executive officers are incorporated by reference into this Item 5.01.

In accordance with the Merger Agreement, on August 1, 2017, upon completion of the Merger, Neil Clendeninn, Jack Goldstein and David Smith resigned from the Board and Richard Stewart, Anthony Clarke, Donald Joseph and Jay Moyes were appointed to the Board. Scott Cormack, Stewart Parker and Martin Mattingly will continue to serve as members of the Board.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Resignation of Directors and Officer Upon Completion of the Merger

In accordance with the Merger Agreement, on August 1, 2017, upon completion of the Merger, Neil Clendeninn, Jack Goldstein and David Smith resigned from the Board and any respective committees of the Board on which they served, which resignations were not the result of any disagreements with the Company.

Also on August 1, 2017, upon completion of the Merger, Scott Cormack, the Company’s Chief Executive Officer, resigned as an officer of the Company. In connection with Mr. Cormack’s resignation, the Company entered into a Separation and Release Agreement with Mr. Cormack, pursuant to which he will receive, in exchange for releasing the Company from all claims, (i) a lump sum severance payment of approximately $1.1 million representing 24 months of Mr. Cormack’s current annual salary; (ii) a lump sum severance payment of approximately $75,000, representing 12 months of Mr. Cormack’s average monthly bonus earnings over the last 24-month period, (iii) payments to provide 24 months of continuing health care benefits, (iv) 100% vesting of Mr. Cormack’s outstanding equity awards and (v) agreement to reimburse Mr. Cormack’s for expense related to his 2017 tax returns. The form of Mr. Cormack’s Separation and Release Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of Directors Upon Completion of the Merger

On August 1, 2017, upon completion of the merger, Richard Stewart, Anthony Clarke, Donald Joseph and Jay Moyes were appointed to the Board. Mr. Stewart was also appointed as Chairman of the Board. Mr. Joseph and Mr. Moyes were appointed to the audit committee of Board, Mr. Joseph was appointed to the compensation committee of the Board, and Mr. Moyes and Mr. Joseph were appointed to the nominating and corporate governance committee of the Board.

The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the election of director’s to the Board pursuant to and in accordance with the Merger Agreement is incorporated by reference into this Item 5.02.

The information required by Item 401 and Item 404(a) of Regulation S-K with respect to the new directors is set forth in the final proxy statement/prospectus/information statement filled pursuant to Rule 424(b)(3) with the SEC on June 13, 2017 and incorporated by reference herein.

Appointment of Officers Upon Completion of the Merger

On August 1, 2017, upon the completion of the Merger, the Board appointed Richard Stewart as the Company’s Chief Executive Officer and Anthony Clarke as the Company’s President and Chief Scientific Officer. John Bencich will continue as the Company’s Executive Vice President, Chief Financial Officer, and was also appointed as the Company’s Chief Operating Officer. Cindy Jacobs will continue as the Company’s Executive Vice President, Chief Medical Officer.

As compensation for Mr. Stewart’s service as the Company’s Chief Executive Officer, he will receive an annual base salary of $500,000 and be eligible to receive an annual cash bonus of up to 50% of his annual base salary. As compensation for Dr. Clarke’s service as the Company’s President and Chief Scientific Officer, he will receive an annual base salary of $420,000 and be eligible to receive an annual cash bonus of up to 40% of his annual base salary.

The information required by Item 401 and Item 404(a) of Regulation S-K with respect to Mr. Stewart, Dr. Clarke and Mr. Bencich is set forth in the final proxy statement/prospectus/information statement filled pursuant to Rule 424(b)(3) with the SEC on June 13, 2017 and incorporated by reference herein.

Compensation of Continuing Executive Officers

Upon completion of the merger, Mr. Bencich will receive an annual base salary of $375,500 and be eligible to receive an annual cash bonus of up to 40% of his annual base salary, and Dr. Jacobs will receive an annual base salary of $413,200 and be eligible to receive an annual cash bonus of up to 40% of her annual base salary. Additionally, Mr. Bencich and Dr. Jacobs were each granted 54,800 retention restricted stock units, effective as of August 1, 2017, or, if the Company is in a trading black-out period on that day, the first trading day on which the Company is not in a trading black-out period but, if there is no such day through the balance of 2017, then the grant date shall be December 15, 2017. The restricted stock units will vest with respect to 25% of the award on the first anniversary of the effective date of the grant, and monthly thereafter over 36 months. Mr. Bencich and Dr. Jacobs were also each granted stock options to purchase up to 274,000 shares of common stock, effective as of August 1, 2017, or, if the Company is in a trading black-out period on that day, the first trading day on which the Company is not in a trading black-out period but, if there is no such day through the balance of 2017, then the grant date shall be December 15, 2017. The stock options will vest with respect to 25% of the award on the first anniversary of the effective date of the grant, and monthly thereafter over 36 months. The stock options were granted under the Company’s new 2017 Equity Incentive Plan, and will automatically terminate if such plan is not approved by stockholders within one year of its adoption by the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2017, as contemplated by the Merger Agreement and as approved by the Company’s stockholders, the Company filed (i) a certificate of amendment to its second amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of OncoGenex common stock at a ratio of 1-for-11 and (ii) a certificate of amendment to its second amended and restated certificate to change its name from “OncoGenex Pharmaceuticals, Inc. to “Achieve Life Sciences, Inc.” (the “Certificates of Amendment”).

The Certificate of Amendments are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Stockholders of the Company held on August 1, 2017 (the “Special Meeting”), the stockholders of the Company as of June 13, 2017 voted as set forth below on the following proposals, each of which is described in detail in the Company’s final proxy statement/prospectus/information statement filled pursuant to Rule 424(b)(3) with the SEC on June 13, 2017. The stockholders had also been solicited to vote to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposals referenced below, but such adjournment was deemed unnecessary.

The final voting results for each matter submitted to a vote of the Company’s stockholders as of June 13, 2017 at the Special Meeting are as follows:

Proposal 1. Approval of the Merger with Achieve Life Science, Inc.

The approval of the Merger and issuance of the Company’s common stock pursuant to the Merger Agreement.

Votes Cast For	Votes Cast Against	Number of Abstentions	Number of Broker Non- Votes
6,411,247	440,889	53,317	11,809,596

Proposal 2. Approval of Reverse Stock Split

The approval of the amendment to the second amended and restated certificate of incorporation of the Company to effect a reverse stock split of the Company’s common stock, at a ratio not to exceed 1-for-20, with such specific ratio to be determined by the Board, in consultation with Achieve’s board of directors, following the Special Meeting.

Votes Cast For	Votes Cast Against	Number of Abstentions	Number of Broker Non- Votes
15,086,326	3,383,739	244,984	0

Proposal 3. Approval of the Company name change to Achieve Life Sciences, Inc.

Approval of an amendment to the Company’s second amended and restated certificate of incorporation to change the name of the Company to “Achieve Life Sciences, Inc.”

Votes Cast For	Votes Cast Against	Number of Abstentions	Number of Broker Non- Votes
17,378,452	1,078,585	258,012	0

Each of the proposals described above was approved at the Special Meeting.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The unaudited financial statements of Achieve Life Science, Inc. as of and for the three months ended March 31, 2017 and the audited financial statements of Achieve Life Science, Inc. as of December 31, 2016 and 2015 and for the year ended December 31, 2016 and the period from May 12, 2015 (date of inception) to December 31, 2015 are included under the heading “Achieve Life Science, Inc.—Index to Consolidated Financial Statements” “ in the Company’s final proxy statement/prospectus/information statement filled pursuant to Rule 424(b)(3) with the SEC on June 13, 2017, and are incorporated by reference herein.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined condensed financial information of the Company and Achieve as of and for the three months ended March 31, 2017 and year ended December 31, 2016 are included under the heading “Unaudited Pro Forma Condensed Combined Financial Statements” in the Company’s final proxy statement/prospectus/information statement filled pursuant to Rule 424(b)(3) with the SEC on June 13, 2017, and are incorporated by reference herein.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of January 5, 2017, by and among OncoGenex Pharmaceuticals, Inc., Ash Acquisition Sub, Inc., Ash Acquisition Sub 2, Inc. and Achieve Life Science, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 5, 2017).

3.1	Certificate of Amendment (Reverse Stock Split) to the Second Amended and Restated Certificate of Incorporation of the Company, dated August 1, 2017.

3.2	Certificate of Amendment (Name Change) to the Second Amended and Restated Certificate of Incorporation of the Company, dated August 1, 2017.

10.1	Form of Separation and Release Agreement between OncoGenex Pharmaceuticals, Inc. and Scott Cormack.

16.1	Letter of Ernst & Young LLP, dated August 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.

Date: August 2, 2017	/s/ John Bencich
John Bencich Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of January 5, 2017, by and among OncoGenex Pharmaceuticals, Inc., Ash Acquisition Sub, Inc., Ash Acquisition Sub 2, Inc. and Achieve Life Science, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 5, 2017).

3.1	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Company, dated August 1, 2017.

3.2	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Company, dated August 1, 2017.

10.1	Form of Separation and Release Agreement between OncoGenex Pharmaceuticals, Inc. and Scott Cormack.

16.1	Letter of Ernst & Young LLP, dated August 2, 2017.